Exhibit 10.1

AMENDMENT

TO

SPONSOR SUPPORT AGREEMENT

This Amendment (this “Amendment”) to the Sponsor Support Agreement (the “Agreement”), dated as of March 7, 2023, by and among G4G Sponsor LLC, a Delaware limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I thereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), The Growth for Good Acquisition Corporation, a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), and Zero Nox, Inc., a Wyoming corporation (the “Company”), is entered into as of August 17, 2023 by and among each of the Sponsors, Acquiror and the Company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, each of the Sponsors, Acquiror and the Company are party to the Agreement; and

WHEREAS, each of the Sponsors, Acquiror and the Company wish to amend the Agreement on the terms and conditions set forth in this Amendment as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Amendments to the Agreement.

a.	The Agreement is amended by amending and restating Section 1.9(b) to read in its entirety as follows:

“(b)      Each Sponsor further agrees that, effective as of and conditioned upon the Closing, the Sponsor Holdco shall irrevocably forfeit and surrender to Acquiror up to 1,000,000 additional Acquiror Class B Common Shares held by the Sponsor Holdco, together with all shares of Domesticated Acquiror Common Stock issued upon conversion thereof, including any securities paid as dividends or distributions with respect to or into which such shares are exchanged or converted (the “Redemption Forfeited Shares”), as follows, unless the parties to this Agreement mutually agree that any or all Redemption Forfeited Shares shall be used in a different manner in connection with redemption mitigation efforts:

(i)            1,000,000 Redemption Forfeited Shares shall be forfeited by the Sponsor Holdco if public shareholders of Acquiror holding 95% or more of Acquiror Class A Common Shares elect to effect an Acquiror Share Redemption prior to the Effective Time;

(ii)            750,000 Redemption Forfeited Shares shall be forfeited by the Sponsor Holdco if public shareholders of Acquiror holding 90% or more but less than 95% of Acquiror Class A Common Shares elect to effect an Acquiror Share Redemption prior to the Effective Time;

(iii)            250,000 Redemption Forfeited Shares shall be forfeited by the Sponsor Holdco if public shareholders of Acquiror holding more than 85% but less than 90% of Acquiror Class A Common Shares elect to effect an Acquiror Share Redemption prior to the Effective Time; and

(iv)            No Redemption Forfeited Shares shall be forfeited by the Sponsor Holdco if public shareholders of Acquiror holding 85% or less of Acquiror Class A Common Shares elect to effect an Acquiror Share Redemption.

With respect to any Redemption Forfeited Shares forfeited in this Section 1.9(b), (i) the Sponsor Holdco shall cause all right, title and interest in and to such Redemption Forfeited Shares to be transferred to Acquiror without consideration, (ii) the Sponsor Holdco shall not have any rights with respect to such Redemption Forfeited Shares, and (iii) such Redemption Forfeited Shares shall thereupon be cancelled by Acquiror and no longer outstanding. Acquiror is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to terminate and cancel any Redemption Forfeited Shares that have been forfeited as provided in this Section 1.9(b).”

b.	The Agreement is amended by amending and restating Section 1.10(g) to read in its entirety as follows:

“(g) Acceleration Event. If, on or before the fifth (5th) anniversary of the Closing, there is a Change in Control pursuant to which the consideration paid per Outstanding Acquiror Share on a fully diluted basis in such Change in Control transaction exceeds the First Tranche Release Price, then 790,625 of the Deferral Pool Lock-Up Shares shall be deemed to constitute Released Lock-Up Shares immediately prior to the consummation of such Change in Control, and such Released Lock-Up Shares shall no longer be subject to any of the restrictions of this Section 1.10. If, on or before the fifth (5th) anniversary of the Closing, there is a Change in Control pursuant to which the consideration paid per Outstanding Acquiror Share on a fully diluted basis in such Change in Control transaction exceeds the Second Tranche Release Price, then an additional 790,625 of the Deferral Pool Lock-Up Shares (for a total of 1,581,250 Deferral Pool Lock-Up Shares) shall be deemed to constitute Released Lock-Up Shares immediately prior to the consummation of such Change in Control, and such Released Lock-Up Shares shall no longer be subject to any of the restrictions of this Section 1.10. “Change in Control” means:

(i)            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of capital stock of Acquiror (the “Outstanding Acquiror Shares”), or (B) the combined voting power of the then outstanding voting securities of Acquiror entitled to vote generally in the election of directors (the “Outstanding Acquiror Voting Securities”), in each case, taking into account any options or other rights to acquire Outstanding Acquiror Shares or Outstanding Acquiror Voting Shares held by such Person;

(ii)            consummation of an extraordinary transaction at Acquiror (including by way of reorganization, merger, amalgamation or consolidation), with or without approval by the shareholders of Acquiror, as applicable, in each case, unless, following such transaction, more than 50% of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of such securities immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;

(iii)            consummation of a sale or other disposition of all or substantially all the assets of Acquiror to an entity that does not control, is not controlled by, and is not under common control with, Acquiror or an Affiliate, with or without approval by the shareholders of Acquiror; or

(iv)            any other transaction whereby any Person obtains control over the direction of the affairs of Acquiror. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.”

2.            Entire Agreement. This Amendment, together with the Agreement, embodies the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings between the parties hereto and thereto with respect to such subject matter.

3.            Reference to the Agreement. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar meaning referring to the Agreement, mean and are a reference to the Agreement as amended by this Amendment.

4.            Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or e-mail of an electronic file will be equally as effective as delivery of an original executed counterpart of this Amendment.

5.            No Other Modification. Except as expressly amended by the terms of this Amendment, all other terms of the Agreement remain unchanged and in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror, and the Company have each caused this Amendment to Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

G4G SPONSOR LLC

By:	/s/ Rahul Kakar
Name: Rahul Kakar
Title: Managing Member

By:	/s/ Yana Watson Kakar
Name: Yana Watson Kakar
Title: Managing Member

By:	/s/ David Birnbaum
Name: David Birnbaum
Title: Managing Member

/s/ Rahul Kakar
Name: Rahul Kakar

/s/ Alex Roetter
Name: Alex Roetter

/s/ Yana Watson Kakar
Name: Yana Watson Kakar

/s/ Isabelle Freidheim
Name: Isabelle Freidheim

/s/ Vikram Gandhi
Name: Vikram Gandhi

/s/ David Birnbaum
Name: David Birnbaum

[Signature Page to Amendment to Sponsor Support Agreement]

ACQUIROR:

THE GROWTH FOR GOOD ACQUISITION CORPORATION

By:	/s/ Yana Watson Kakar
Name: Yana Watson Kakar
Title: Chief Executive Officer

[Signature Page to Amendment to Sponsor Support Agreement]

COMPANY:

ZERO NOX, INC.

By:	/s/ Vonn R. Christenson
Name: Vonn R. Christenson
Title: Chief Executive Officer